EXHIBIT 11.1

          Statement Regarding Computation of Earnings Per Common Share
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                                                                                                                     Period from
                                                                                                                    June 27, 1984
                                                 Quarter Ended October 31           Six Months Ended October 31      (Inception)
                                               ----------------------------       ------------------------------         to
                                                 1996              1995              1996             1995        October 31, 1996
                                               ----------------------------       ------------------------------  -----------------
Primary loss per share:
  Average shares outstanding                  4,808,533          292,423          4,808,533         292,423            4,808,533
  Effect of using weighted average
    common and common                            None            (54,865)           (47,176)        (71,987)          (2,974,405)
    equivalent shares
  Effect of shares issuable under
    common stock warrants using                   *                   *                  *               *                   *
    the treasury stock method
  Effect of shares issuable under
    stock options using the                       *                   *                  *               *                   *
    treasury stock method
  SAB No. 83 - for stock options granted
    at exercise price less than the initial
    public offering price during the 12
    months preceding the initial public
    offering using the treasury method           None            284,375             None           284,375              262,238
                                             -------------   --------------   ---------------  ----------------   -----------------
Total                                         4,808,533          521,933          4,761,357         504,811            2,096,366
                                             =============   ==============   ================ ================   =================
Net loss                                     $ (393,941)       $ (93,357)        $ (664,995)     $ (235,360)        $ (5,744,957)
                                             =============  ================  ================ ================   =================
Net loss per share                              $ (0.08)         $ (0.18)           $ (0.14)        $ (0.47)             $ (2.74)
                                             =============  ================  ================ ================   =================

Fully diluted loss per share:
  Shares used in computing primary
    earnings per share                        4,808,533          521,933          4,765,357         504,811            2,096,366
  Assumed conversion of all series
    of redeemable convertible preferred
    stock                                        None               *                None                *                None
                                            --------------  ----------------  ---------------   ----------------  ----------------
Total                                         4,808,533          521,933          4,765,357         504,811            2,096,366
                                            ==============  ================  ================  ================  ================
Net Loss                                     $ (393,941)       $ (93,357)        $ (664,995)     $ (235,360)        $ (5,744,957)
                                            ==============  ================  ================  ================  ================
Pro forma net loss per share                    $ (0.08)         $ (0.18)           $ (0.14)        $ (0.47)             $ (2.74)
                                            ==============  ================  ================  ================  ================
*  Antidilutive

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